EXHIBIT (99)(a)

NEWS RELEASE
                                                    October 18, 2004
Contact:     Tony Wolfe
 President and Chief Executive Officer

 A. Joseph Lampron
 Executive Vice President and Chief Financial Officer
       828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc., the parent company of Peoples Bank, reported net income of $1.1 million, or $0.35 basic and diluted net income per share, for the three months ended September 30, 2004 as compared to $319,000 or $0.10 basic and diluted net income per share, for the same period one year ago. Net income from recurring operations for the three months ended September 30, 2004 was $1.1 million, or $0.36 basic and diluted net income per share, as compared to third quarter 2003 net income from recurring operations of $355,000, or $0.11 basic and diluted net income per share.

Tony W. Wolfe, President and Chief Executive Officer, attributed the increase in recurring third quarter earnings to a decrease in the provision for loan losses and an increase in net interest income, which were partially offset by an increase in non-interest expense and a decrease in recurring non-interest income.

The provision for loan losses for the three months ended September 30, 2004 was $931,000 as compared to $1.6 million for same period one year ago. This decrease is due to a reduction in classified loans of $8.4 million. Net interest income increased 11% to $6.0 million for the three months ended September 30, 2004 compared to $5.4 million for the same period one year ago. This increase is attributable to an increase in interest income due to increases in the prime rate resulting from Federal Reserve interest rate increases. This increase is also due to an increase in the average outstanding balance of investment securities available for sale and loans combined with a reduction in interest expense resulting from a lower cost of funds. Net interest income after the provision for loan losses increased 32% to $5.1 million for the three months ended September 30, 2004 compared to $3.9 million for the same period one year ago.

Non-interest expense increased 4% to $5.0 million for the three months ended September 30, 2004, as compared to $4.8 million for the same period last year. The increase in non-interest expense included an increase of $249,000 or 10% in salaries and benefits expense primarily due to normal salary increases and increased incentive expense. This increase in non-interest expense was partially offset by a decrease in non-interest expenses other than salary and benefits expense of $79,000 resulting primarily from a decrease in other taxes of $119,000 primarily due to a decrease in franchise tax expense.

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PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE TWO

Recurring non-interest income amounted to $1.6 million for the three months ended September 30, 2004, as compared to $1.7 million for the same period one year ago. The decease in recurring non-interest income is primarily due to a reduction in mortgage banking income resulting from less refinancing activity caused by higher interest rates.

Year-to-date net income as of September 30, 2004 was $3.4 million, or $1.07 basic net income per share and $1.06 diluted net income per share as compared to $1.8 million, or $0.58 basic and diluted net income per share, for the same period one year ago. Net income from recurring operations for the nine months ended September 30, 2004 was $3.4 million or $1.08 basic net income per share and $1.07 diluted net income per share, representing a 78% increase over net income from recurring operations of $1.9 million, or $0.61 basic and diluted net income per share for the nine months ended September 30, 2003. In the nine months ended September 30, 2004 the Company had net non-recurring losses on the disposition of assets of $59,000. This is a reduction from the net non-recurring losses on the disposition of assets for the nine months ended September 30, 2003 which amounted to $143,000 and were comprised of a $628,000 net loss on repossessed assets partially offset by a $479,000 gain associated with the sale of the Bank’s $3.7 million credit card portfolio during the first quarter of 2003.

The increase in the three months and year-to-date recurring earnings is primarily attributable to a decrease in the provision for loan losses and an increase in net interest income, which were partially offset by a decrease in recurring non-interest income and an increase in non-interest expense.

The year-to-date provision for loan losses decreased to $2.7 million for the nine months ended September 30, 2004, as compared to $4.6 million for the nine months ended September 30, 2003. This decrease is due to a reduction in classified loans. Year-to-date net interest income increased 9% to $17.7 million for the nine months ended September 30, 2004, as compared to $16.3 million for the same period one year ago. This increase is attributable to an increase in interest income due to an increase in the prime rate, as well as an increase in the average outstanding balance of loans combined with a reduction in interest expense resulting from a decrease in the cost of funds. Year-to-date net interest income after the provision for loan losses increased 29% to $15.1 million for the nine months ended September 30, 2004, as compared to $11.7 million for the same period one year ago.

Excluding non-recurring gains and losses on the disposition of assets, non-interest income decreased 3% to $4.6 million for the nine months ended September 30, 2004 as compared to $4.8 million for the same period last year. This decrease is primarily due to a decrease in mortgage banking income resulting from a reduction in refinancing activity due to increased interest rates. This decrease was partially offset by increases in service charges, due to an increase in deposit account related fees resulting from deposit growth, and miscellaneous non-interest income.

Non-interest expense increased 8% to $14.6 million for the nine months ended September 30, 2004, as compared to $13.4 million for the same period last year. The increase in year-to-date non-interest expense included an increase of $866,000 or 12% in salaries and benefits expense primarily due to normal salary increases, increased incentive expense and increased employee insurance costs, an increase of $152,000 or 6% in occupancy expense, primarily due to an increase in lease expense resulting from lease agreements for branch facilities entered into during 2003, and an increase of $122,000 or 4% in non-interest expenses other than salary, benefits and occupancy expenses.

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PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE THREE

Total assets as of September 30, 2004 amounted to $695.0 million, an increase of 4% compared to total assets of $668.5 million at September 30, 2003. This increase is primarily attributable to an increase in available for sale securities combined with an increase in loans. Available for sale securities increased 38% to $105.3 million as of September 30, 2004 compared to $76.4 million as of September 30, 2003. This increase is attributable to additional securities purchases, which were partially offset by paydowns on mortgage-backed securities, calls and maturities.

Loans increased 1% to $545.8 million as of September 30, 2004 compared to $541.3 million as of September 30, 2003. Non-performing assets totaled $8.1 million at September 30, 2004 or 1.17% of total assets, compared to $9.5 million at September 30, 2003 or 1.43% of total assets. The allowance for loan losses at September 30, 2004 amounted to $9.5 million or 1.73% of total loans compared to $8.9 million or 1.64% of total loans at September 30, 2003.

Deposits amounted to $565.7 million as of September 30, 2004, representing an increase of 4% over deposits of $545.5 million at September 30, 2003. Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and certificates of deposits of denominations less than $100,000, increased $32.2 million to $407.8 million at September 30, 2004 as compared to $375.6 million at September 30, 2003. This increase is primarily due to an increase in the Bank’s retail checking products resulting from a retail marketing campaign started by the Bank in July 2003 designed to grow core deposits. Certificates of deposit in amounts greater than $100,000 or more totaled $157.9 million at September 30, 2004 as compared to $170.0 million at September 30, 2003.

Shareholders’ equity increased to $50.7 million, or 7.29% of total assets, at September 30, 2004 as compared to $48.7 million, or 7.29% of total assets, at September 30, 2003. This was primarily due to an increase in retained earnings resulting from an increase in net income in 2004.

Peoples Bank operates eleven offices throughout Catawba County, North Carolina, one office in Alexander County, North Carolina, three offices in Lincoln County, North Carolina and one office in Mecklenburg County, North Carolina. The office in Mecklenburg County was recently opened in Charlotte, NC under the name of Banco de la Gente to serve the Latino community. The Company’s common stock is publicly traded over the counter and is quoted on the Nasdaq National Market under the symbol “PEBK.” Scott and Stringfellow, Inc., Ryan, Beck & Co., Sterne Agee & Leach, Inc. and Trident Securities, Inc. are market makers for the Company’s shares.

(TABLES FOLLOW)
Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2003.

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PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE FOUR

CONSOLIDATED BALANCE SHEETS
September 30, 2004, December 31, 2003 and September 30, 2003

	September 30, 2004	December 31, 2003	September 30, 2003
	(Unaudited)		(Unaudited)
ASSETS:
Cash and due from banks	$15,020,955	$18,413,786	$19,510,852
Federal funds sold	1,516,000	2,369,000	6,531,000
Cash and cash equivalents	16,536,955	20,782,786	26,041,852

Investment securities available for sale	105,321,647	79,460,452	76,402,762
Other investments	4,421,973	4,216,973	3,991,973
Total securities	109,743,620	83,677,425	80,394,735

Loans	545,835,699	552,126,189	541,334,155
Mortgage loans held for sale	4,440,815	587,495	4,811,700
Less: Allowance for loan losses	(9,453,135)	(9,722,267)	(8,887,322)
Net loans	540,823,379	542,991,417	537,258,533

Premises and equipment, net	12,707,640	12,537,230	12,831,686
Accrued interest receivable and other assets	15,178,191	14,043,586	12,017,130
Total assets	$694,989,785	$674,032,444	$668,543,936

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$84,295,967	$72,420,923	$78,126,007
NOW, MMDA & Savings	189,215,995	158,677,445	155,290,700
Time, $100,000 or more	157,931,573	171,596,789	169,985,514
Other time	134,275,107	147,107,075	142,138,410
Total deposits	565,718,642	549,802,232	545,540,631

Demand notes payable to U.S. Treasury	974,727	443,384	413,043
FHLB borrowings	60,000,000	58,000,000	58,000,000
Junior subordinated debentures	14,433,000	14,433,000	14,000,000
Accrued interest payable and other liabilities	3,191,473	2,799,932	1,883,367
Total liabilities	644,317,842	625,478,548	619,837,041

Shareholders' Equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued
and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and
outstanding 3,148,265 shares in 2004
and 3,135,202 shares in 2003	35,301,274	35,121,510	35,097,773
Retained earnings	15,273,669	12,844,524	12,982,190
Accumulated other comprehensive income	97,000	587,862	626,932
Total shareholders' equity	50,671,943	48,553,896	48,706,895

Total liabilities and shareholders' equity	$694,989,785	$674,032,444	$668,543,936

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE FIVE

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2004 and 2003

	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$8,045,561	$7,865,767	$24,012,533	$23,473,128
Interest on federal funds sold	16,473	10,123	25,900	54,220
Interest on investment securities:
U.S. Government agencies	796,006	474,404	2,078,090	1,658,519
States and political subdivisions	170,673	141,631	483,527	432,982
Other	96,361	117,756	293,348	335,553
Total interest income	9,125,074	8,609,681	26,893,398	25,954,402

INTEREST EXPENSE:
NOW, MMDA & Savings deposits	540,620	330,861	1,316,725	965,858
Time deposits	1,746,693	2,056,708	5,421,336	6,237,185
FHLB borrowings	651,243	646,070	1,940,067	1,947,993
Junior subordinated debentures	162,371	157,500	487,114	490,000
Other	2,465	2,113	5,624	5,796
Total interest expense	3,103,392	3,193,252	9,170,866	9,646,832
NET INTEREST INCOME	6,021,682	5,416,429	17,722,532	16,307,570
PROVISION FOR LOAN LOSSES	931,000	1,560,000	2,658,000	4,629,900
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	5,090,682	3,856,429	15,064,532	11,677,670

OTHER INCOME:
Service charges	907,946	825,408	2,592,301	2,416,487
Other service charges and fees	140,778	133,881	467,808	438,761
Mortgage banking income	107,585	206,071	277,590	610,179
Insurance and brokerage commission	82,622	106,411	338,825	305,603
Miscellaneous	320,020	318,771	926,412	859,883
Total other income	1,558,951	1,590,542	4,602,936	4,630,913
OTHER EXPENSES:
Salaries and employee benefits	2,792,716	2,543,962	8,339,784	7,473,472
Occupancy	914,119	890,391	2,692,955	2,540,557
Other	1,283,584	1,386,614	3,550,637	3,428,862
Total other expenses	4,990,419	4,820,967	14,583,376	13,442,891

INCOME BEFORE INCOME TAXES	1,659,214	626,004	5,084,092	2,865,692
INCOME TAXES	551,500	307,400	1,711,200	1,037,800

NET INCOME	$1,107,714	$318,604	$3,372,892	$1,827,892
PER SHARE AMOUNTS
Basic net income	$0.35	$0.10	$1.07	$0.58
Diluted net income	$0.35	$0.10	$1.06	$0.58
Cash dividends	$0.10	$0.10	$0.30	$0.30
Book value	$16.10	$15.54	$16.10	$15.54

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE SIX
FINANCIAL HIGHLIGHTS
For the three and nine months ended September 30, 2004 and 2003

	Three months ended			Nine months ended
	September 30,			September 30,
	2004	2003		2004	2003
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for Sale Securities	$100,953,138	$73,763,546		$90,084,325	$70,438,974
Loans	545,746,010	540,896,647		549,532,881	537,261,341
Earning Assets	657,185,987	633,745,404		648,645,782	623,146,268
Assets	691,711,032	667,608,720		682,014,502	658,686,746
Deposits	569,067,694	543,114,710		558,753,051	530,913,777
Shareholders' Equity	50,096,139	49,701,527		51,076,320	50,159,228

SELECTED KEY DATA:
Net Interest Margin (tax equivalent)	3.72%	3.44%		3.72%	3.55%
Return on Average Assets	0.64%	0.19%		0.66%	0.37%
Return on Average Shareholders' Equity	8.80%	2.54%		8.82%	4.87%
Shareholders' Equity to Total Assets (Period End)	7.29%	7.29%		7.29%	7.29%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$9,153,088	$9,033,342		$9,722,267	$7,247,906
Provision for loan losses	931,000	1,560,000		2,658,000	4,629,900
Charge-offs	(682,560)	(1,764,890)		(3,101,263)	(3,143,812)
Recoveries	51,607	58,870		174,131	153,328
Balance, end of period	$9,453,135	$8,887,322		$9,453,135	$8,887,322

ASSET QUALITY:
Nonaccrual Loans				$6,754,907	$7,562,611
90 Days Past Due and still accruing				113,181	126,472
Other Real Estate Owned				1,239,346	1,556,697
Repossessed Assets				-	283,703
Total Nonperforming Assets				$8,107,434	$9,529,483
Nonperforming Assets to Total Assets				1.17%	1.43%
Allowance for Loan Losses to Nonperforming Assets				116.60%	93.26%
Allowance for Loan Losses to Total Loans				1.73%	1.64%

LOAN RISK GRADE ANALYSIS:		Percentage of Loans		General Reserve
		By Risk Grade		Percentage
		9/30/2004	9/30/2003	9/30/2004	9/30/2003
Risk 1 (Excellent Quality)		12.64%	10.70%	0.15%	0.15%
Risk 2 (High Quality)		22.04%	28.10%	0.50%	0.50%
Risk 3 (Good Quality)		55.13%	50.88%	1.00%	1.00%
Risk 4 (Management Attention)		5.35%	3.87%	2.50%	2.50%
Risk 5 (Watch)		0.74%	2.38%	7.00%	7.00%
Risk 6 (Substandard)		2.05%	2.50%	12.00%	12.00%
Risk 7 (Low Substandard)		0.76%	0.16%	25.00%	25.00%
Risk 8 (Doubtful)		0.04%	0.00%	50.00%	50.00%
Risk 9 (Loss)		0.00%	0.00%	100.00%	100.00%

At September 30, 2004 there were no relationships exceeding $1 million in the Watch risk grade, five relationships exceeding $1 million each (which totaled $8.7 million) in the Substandard risk grade and two relationships exceeding $1 million each (which totaled $6.9 million) in the Low Substandard risk grade. Balances of individual relationships exceeding $1 million in these risk grades ranged from $1.3 million to $4.0 million. These customers continue to meet payment requirements and these relationships would not become non-performing assets unless they are unable to meet those requirements.

(END)